SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 23, 2002

                      United Pan-Europe Communications N.V.
             (Exact name of registrant as specified in its charter)

                                 The Netherlands
                 (State or Other Jurisdiction of Incorporation)

                                    000-25365
                            (Commission File Number)

                                   98-0191997
                     (I.R.S. Employer Identification Number)

                                Boeing Avenue 53
                             1119 PE, Schiphol Rijk
                                 The Netherlands
              (Address and zip code of principal executive offices)

                                (31) 20-778-9840
                         (Registrant's telephone number,
                              including area code)

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Item 3.   Bankruptcy and Receivership.

          On December 23, 2002, United Pan-Europe Communications N.V. (the "Company") announced that (i) together with New UPC, Inc., a newly formed Delaware corporation that will become the holding company for the Company upon consummation of the Company's recapitalization, it has filed a first amended plan of reorganization and a related first amended disclosure statement with the United States Bankruptcy Court for the Southern District of New York (the "U.S. Bankruptcy Court") in connection with the Company's pending case filed on December 3, 2002 under Chapter 11 of the United States Bankruptcy Code (Case No. 02-16020) and (ii) it has submitted a revision to the draft plan of compulsory composition (Akkoord) to the Amsterdam Court (Rechtbank) under the Dutch Faillissementswet (Dutch Bankruptcy Code).

          A copy of the Company's press release and the first amended disclosure statement (including the first amended plan of reorganization and the Akkoord (as revised) filed with the U.S. Bankruptcy Court are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated in their entirety herein by reference.

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
Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits.

               Exhibit Number           Description

                  99.1 Press release of United Pan-Europe Communications N.V. announcing filing of its first amended disclosure statement (including its first amended plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code).

                  99.2 Form of first amended disclosure statement filed by United Pan-Europe Communications N.V. and New UPC, Inc., together with Annex A (first amended plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code) and Annex B (Akkoord (as revised)).

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              UNITED PAN-EUROPE COMMUNICATIONS N.V.



                              By: /s/ Anton A.M. Tuijten
                                 ----------------------------------------
                                 Name:  Anton A.M. Tuijten
                                 Title: Member of the Board of Management and
                                        General Counsel



Dated:  December 23, 2002

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